Exhibit 99.1

May 12, 2006	MEDIA CONTACT:	Peter Sheffield
	Phone:	980/373-4503
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

Duke Energy Announces Plans to Exit Commercial Marketing
and Trading Business

CHARLOTTE, N.C. — Duke Energy’s board of directors has approved a plan to pursue the sale or other disposition of its commercial marketing and trading business.

The affected operations include Cinergy Marketing and Trading, LP, and Cinergy Canada, Inc., as well as applicable subsidiaries and affiliates. The exit is not expected to have a material impact on Duke Energy’s ongoing earnings.

“The strategic decision to exit the marketing and trading operation is aligned with our continued focus on lowering the company’s risk profile,” said James E. Rogers, president and chief executive officer. “It is also consistent with the decision Duke Energy made in September 2005 to wind-down the trading associated with its North American wholesale power operations.”

“While we’re moving to monetize this piece of the business, we remain committed to the power, gas and coal marketing and trading operations that optimize our commercial asset position in the Midwest.”

Duke Energy will continue to own and operate a diverse fuel mix of wholesale power generation assets, approximately 8,700 megawatts, located in the Midwestern United States.

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Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

Non-GAAP Financial Measures
Duke Energy’s management uses ongoing earnings, which is a non-GAAP financial measure as it represents earnings from continuing operations plus any discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the discussion of ongoing earnings provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. In 2006, ongoing earnings will be used as the basis for employee incentive bonuses. The most directly comparable GAAP measure for ongoing earnings is reported earnings from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing earnings for future periods, the company is unable to forecast the impact of the strategic decision to exit the marketing and trading operation on reported earnings as the company is unable to forecast any special items for future periods that might result from this decision.

Forward-Looking Statements
This document includes statements that do not directly or exclusively relate to historical facts. Such statements may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can typically identify forward-looking

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statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. The forward-looking statements reflect management’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements included in this document. These risks and uncertainties include, among other things, state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; the weather and other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; competition and regulatory limitations affecting the success of Duke Energy’s divestiture plans, including the prices at which Duke Energy is able to sell its assets; the performance of electric generation, pipeline and natural gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding natural gas and electric markets; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects. Additional factors that may affect the future results of Duke Energy are set forth in the Duke Power Company LLC and

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Cinergy Corp. filings with the Securities and Exchange Commission (“SEC”), which are available at
www.duke-energy.com/investors/. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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